CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 and Form S-3 of (i) our report dated February 29, 2000 which appears on page F-1 of the Annual Report on Form 10-KSB of First Litchfield Financial Corporation and Subsidiary for the year ended December 31, 1999, and (ii) our report dated February 5, 1999, except with regard to Note 6 as to which the date is November 24, 1999, which appears on page F-1 of the Registration Statement on Form 10-SB of First Litchfield Financial Corporation and Subsidiary filed on January 7, 2000. We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement on Form S-8 and Form S-3.



                                    /s/ McGladrey & Pullen LLP
                                    ---------------------------
                                    MCGLADREY & PULLEN LLP

New Haven, Connecticut
May 3, 2000